                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Solectron Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                             SOLECTRON CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 14, 1998

To the Stockholders of Solectron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Solectron Corporation (the "Company"), a Delaware corporation, will be held on Wednesday, January 14, 1998, at 9:00 a.m., local time, at The Sheraton San Jose, 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

          1. To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To approve an amendment in the Company's Certificate of Incorporation to permit stockholders of the Company to take action by written consent in lieu of a meeting.

          3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending August 28, 1998.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on November 18, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ SUSAN WANG
                                          Susan Wang
                                          Secretary
Milpitas, California
December 5, 1997

                             YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                             SOLECTRON CORPORATION

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

                            ------------------------

GENERAL

     The enclosed Proxy is solicited on behalf of Solectron Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, January 14, 1998, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Sheraton San Jose, 1801 Barber Lane, Milpitas, California, 95035. The Company's telephone number is (408) 957-8500.

     These proxy solicitation materials were mailed on or about December 5, 1997 to all stockholders of record at the close of business on November 18, 1997 (the "Record Date"). A copy of the Company's Annual Report to Stockholders for the year ended August 29, 1997 ("Fiscal 1997"), including financial statements, was sent to the stockholders prior to or concurrently with this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 115,028,750 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (currently Susan Wang) at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "Proposal One -- ELECTION OF DIRECTORS -- Required Vote."

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record

Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1998

     Proposals of stockholders of the Company which are to be presented by such stockholders at the Company's Annual Meeting for the year ended August 28, 1998 ("Fiscal 1998") must be received by the Company no later than August 7, 1998 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to Solectron Corporation at 847 Gibraltar Drive, Milpitas, CA 95035.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Board of Directors currently consists of nine persons. Effective upon W. Ferrell Sanders's resignation from the Board of Directors, the number of directors on the Company's Board of Directors shall be reduced to eight. All eight positions on the Board of Directors are to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

                                                                                       DIRECTOR
      NAME OF NOMINEE          AGE                 PRINCIPAL OCCUPATION                 SINCE
---------------------------    ---     --------------------------------------------    --------
Dr. Koichi Nishimura           59      President, Chief Executive Officer and            1991
                                       Chairman of the Board of the Company
Dr. Winston H. Chen(1)         56      Chairman, Paramitas Foundation                    1978
Richard A. D'Amore(2)          44      General Partner, North Bridge Venture             1985
                                       Partners
Charles A. Dickinson(1)        74      Independent Management Consultant                 1984
Heinz Fridrich(2)              64      Faculty, University of Florida                    1996
Dr. Kenneth E. Haughton(3)     69      Independent Consultant                            1985
Dr. Paul R. Low(2)             64      President, PRL Associates                         1993
Osamu Yamada(1)                68      Independent International Management              1994
                                       Consultant

---------------

(1) Member of the Nominating Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five (5) years. There is no family relationship between any director or executive officer of the Company.

     Dr. Koichi Nishimura has served as a director of the Company since 1991, and Chairman of the Board since September 1996. He has served as Chief Executive Officer since 1992 and President since 1990. He was Co-Chief Executive Officer from 1991 to 1992 and Chief Operating Officer from 1988 to 1991. From 1964 to 1988, Dr. Nishimura was employed by International Business Machines Corporation ("IBM") in various technology and management positions. He also serves as a director of Merix Corporation.

     Dr. Winston H. Chen is a founder of the Company and has served as a director of the Company since 1978, Chairman of the Board of Directors from 1990 to March 1994, President from 1979 to 1990, Chief Executive Officer from 1984 to 1991, and as Co-Chief Executive Officer from 1991 to 1992. Since 1990, Dr. Chen has also been Chairman of Paramitas Foundation. From 1970 to 1978, Dr. Chen served as Process Technology and Development Manager of IBM. He also serves as a director of Intel Corporation and Edison International.

     Mr. Richard A. D'Amore has served as a director of the Company since 1985. Mr. D'Amore has been a general partner of various venture capital funds affiliated with Hambro International Venture Funds since 1982 and a general partner of North Bridge Venture Partners since 1992. He also serves as a director of MathSoft, Inc., Veeco Instruments Inc., and Xionics Document Technologies, Inc.

     Mr. Charles A. Dickinson has served as a director of the Company since 1984, and served as Chairman of the Board of Directors from 1986 to 1990 and from 1994 to September 1996. He served as an independent management consultant to the Company from 1991 to 1993 and from February 1996 to September 1997. He served as President, Solectron Europe from 1993 to February 1996. From 1986 to 1990, Mr. Dickinson was Chairman of the Board of Directors, President and Chief Executive Officer of Vermont Micro Systems, Inc. He also serves as a director of Trident Microsystems, Inc. and Aavid Thermal Technologies, Inc.

     Mr. Heinz Fridrich has served as a director of the Company since April 1996. He has been a member of the faculty of the University of Florida since 1993. From 1950 to 1993, Mr. Fridrich held a number of manufacturing and operations management positions in Europe and the United States with

IBM. He also serves as a director of Central Hudson Gas & Electric Company in Poughkeepsie, New York.

     Dr. Kenneth E. Haughton has served as a director of the Company since 1985. Since 1991, Dr. Haughton has been an independent consultant. From 1990 to 1991, he was Vice President of Engineering at Da Vinci Graphics. From 1989 to 1990, Dr. Haughton was an independent consultant, and from 1982 to 1989, he served as Dean of Engineering at Santa Clara University. He also serves as a director of Seagate Technology.

     Dr. Paul R. Low has served as a director of the Company since 1993. He is currently President of PRL Associates, a position he has held since 1992. Dr. Low worked for IBM from 1957 to 1992. During his tenure at IBM, Dr. Low held senior management and executive positions with successively increasing responsibility, including President, General Technology Division and IBM Corporate Vice President; President of General Products Division; and General Manager, Technology Products business line, also serving on IBM's corporate management board. He also serves as a director of Applied Materials, Inc., Veeco Instruments Inc., Number Nine, NCD, Xion and IPAC.

     Mr. Osamu Yamada has served as a director of the Company since 1994. Mr. Yamada has been an independent international business consultant since November 1996. From October 1991 to November 1996, Mr. Yamada served as an advisor to The Mitsubishi Bank, Limited and the Bank of Tokyo/Mitsubishi. From 1990 to 1991, he was Chairman and Chief Executive Officer of BankCal Tri-State Corporation, a wholly owned subsidiary of The Mitsubishi Bank, Limited. From 1987 to 1990, he was Senior Managing Director of The Mitsubishi Bank, Limited, and in an overlapping period from 1985 to 1990, he was also Chairman, President and Chief Executive Officer of Bank of California. Prior to 1985, he held a number of key management positions with The Mitsubishi Bank, Limited organization. Mr. Yamada currently serves on a number of boards of major universities and cultural centers.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six (6) regular meetings, and five (5) telephonic meetings during Fiscal 1997.

     During Fiscal 1997, each director attended more than eighty-one percent (81%) of the meetings of the Board of Directors and meetings of committees upon which such director served.

     The Audit Committee of the Board of Directors currently consists of Richard
A. D'Amore, Heinz Fridrich and Dr. Paul R. Low. This committee oversees the Company's internal financial control systems and procedures, reviews and approves the Company's financial statements and coordinates and approves the activities of the Company's auditors. The Audit Committee held two (2) meetings during Fiscal 1997.

     The Compensation Committee of the Board of Directors is currently composed of Dr. Kenneth E. Haughton and W. Ferrell Sanders. This committee is responsible for establishing compensation guidelines for executives of the Company, reviewing and approving executive bonus plans and providing guidance with respect to other compensation issues, such as incentive stock option grants. The Compensation Committee held a total of one (1) meeting during Fiscal 1997.

     The Nominating Committee of the Board of Directors currently consists of Charles A. Dickinson, Dr. Winston H. Chen, and Osamu Yamada. This committee is responsible for the development of general criteria regarding the qualifications and selection of board members and recommends candidates for election to the Board of Directors. The Nominating Committee held no meetings during Fiscal 1997.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company ("Outside Directors") receive annual retainers of $16,800. In addition, each Outside Director is paid $2,200 for each meeting of the Board Directors attended, as well as $500 for each telephonic meeting attended in Fiscal 1997. Outside Directors may also receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board of Directors.

     Options to purchase shares of the Company's common stock are granted to Outside Directors under the Company's 1992 Stock (the "Option Plan"). As a result of amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the Company intends to eliminate the automatic grant mechanism and to permit all directors to participate in the Option Plan.

REQUIRED VOTE

     Each stockholder voting in the election of directors is entitled to cumulate such stockholder's votes. Each stockholder who elects to cumulate votes shall be entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by such stockholder, and the stockholder may cast all such votes for a single director or distribute them among as many candidates as the stockholder may see fit. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the votes. The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority ("Broker Non-Votes"), will be counted as present for purposes of determining the presence or absence of a quorum.

                                  PROPOSAL TWO

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

GENERAL

     The Company's Certificate of Incorporation presently provides that stockholders of the Company may not take action by written consent, but must take any actions at a duly called annual or special meeting. During the Company's 1996 Annual Meeting of Stockholders, the Company agreed with several of its stockholders, including FMR Corporation, to use its best efforts to allow stockholders to take action by written consent. Accordingly, the Company now proposes to amend its Certificate of Incorporation to permit stockholders to take action by written consent in lieu of a meeting.

ACTIONS BY WRITTEN CONSENT IN LIEU OF A MEETING

     Under Section 228 of the Delaware General Corporation Law, unless a corporation's certificate of incorporation provides otherwise, any action required to be taken, or any action that may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action to be taken is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize the action at a meeting at which all the shares entitled to vote thereon were present and voted. In addition, the consents must be delivered by hand or certified or registered mail, return receipt requested, to the corporation to its registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation who has custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent must bear the date of signature of each stockholder who signs the consent, and, in order to be effective, all consents must be delivered within 60 days of the earliest dated written consent delivered to the Company. Delaware law requires a corporation to give prompt notice of any corporate action taken without a meeting by less than a unanimous consent, to those stockholders who have not consented in writing and who would have been entitled to receive notice of a stockholders' meeting at which the action could have been taken.

     If Proposal Two is passed, stockholder solicitations for actions to be taken by written consent, as with any solicitation for actions to be taken at an annual or special meeting of stockholders, must still comply with the proxy rules under Section 14(a) and regulations thereunder of the Securities Exchange Act of 1934, as amended. The proxy rules require that no solicitation subject to the regulation shall be made unless each person solicited is concurrently or previously furnished with a publicly-filed preliminary or definitive written proxy statement containing disclosures required under the federal securities laws and prohibit any materials used in a solicitation from containing intentionally false or misleading statements. In addition, the proxy rules require that preliminary copies of the proxy statement and form of proxy shall be filed with the Securities and Exchange Commission ("SEC") at least 10 calendar days prior to the date definitive copies of such materials are first sent or given to stockholders, and definitive copies of the proxy statement and copies of any soliciting materials must also be filed with the SEC not later than the date when they are first given to stockholders.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the proposal to permit stockholders to take action by written consent in lieu of a meeting. Abstentions will have the same effect as a vote against the proposal. Broker Non-Votes will not have any effect on the outcome of the voting on a proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent public accountants, to audit the financial statements of the Company for Fiscal 1998. KPMG has audited the Company's financial statements since the Company's 1985 fiscal year. Representatives of KPMG are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of KPMG.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT ACCOUNTANTS.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during Fiscal 1997 all of the

Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. The agreements have been approved by the majority vote of the disinterested stockholders of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of November 18, 1997 information relating to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table, (iv) and all directors and executive officers as a group.

                                                                            APPROXIMATE
                                                             AMOUNT         PERCENTAGE
                             NAME                           OWNED(1)           OWNED
        -----------------------------------------------    ----------       -----------
        FMR Corporation................................    17,058,096(2)       14.83%
          82 Devonshire Street
          Boston, MA 02109-3614
        The Equitable Companies Incorporated...........     9,470,712(3)        8.23%
          787 Seventh Avenue
          New York, NY 10019
        Montag & Caldwell..............................     6,251,329(2)        5.43%
          3343 Peachtree Road N.E.
          Atlanta, GA 30326
        Dr. Winston H. Chen............................     1,112,500(4)            *
        Dr. Koichi Nishimura...........................       453,475(5)            *
        Susan Wang.....................................       391,605(6)            *
        Walter W. Wilson...............................       280,215(7)            *
        Ken Tsai.......................................       215,726(8)            *
        Charles A. Dickinson...........................       155,766(9)            *
        Dr. Saeed Zohouri..............................       128,676(10)           *
        W. Ferrell Sanders.............................        78,560(11)           *
        Dr. Kenneth E. Haughton........................        70,700(12)           *
        Richard A. D'Amore.............................        48,500(12)           *
        Dr. Paul R. Low................................        42,500(13)           *
        Osamu Yamada...................................        20,750(14)           *
        Heinz Fridrich.................................         6,500(15)           *
          All directors and executive officers as a
             group (16 persons)........................     3,294,206(16)       2.86%

---------------

  * Less than one percent (1%).

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Solectron Common Stock subject to options held by that person that will be exercisable on or before January 17, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Calculated as of November 18, 1997.

 (3) Calculated as of November 14, 1997.

 (4) Includes 30,500 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

 (5) Includes 201,349 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

 (6) Includes 117,810 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

 (7) Includes 156,562 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

 (8) Includes 178,829 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

 (9) Includes 71,490 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

(10) Includes 91,664 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

(11) Includes 12,500 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

(12) Includes 48,500 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

(13) Includes 42,500 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

(14) Includes 20,750 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

(15) Includes 5,500 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

(16) Includes 1,213,469 shares issuable upon the exercise of stock options that are exercisable on or before January 17, 1998.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers, information concerning compensation for services to the Company in all capacities.

                                                                            LONG-TERM
                                                        ANNUAL           COMPENSATION(2)
                                                    COMPENSATION(1)      ---------------    ALL OTHER
                                                 ---------------------    OPTIONS/SARS     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)    BONUS($)       (#)(2)           ($)(3)
----------------------------------------  ----   --------     --------   ---------------   ------------
Koichi Nishimura                          1997   $475,020     $446,999        70,000          $5,695
  President, Chief Executive Officer and  1996    464,483      360,000        80,000           5,410
  Chairman of the Board of Directors      1995    375,000      412,500        40,000           1,744
Saeed Zohouri                             1997    249,890      348,364        60,000           3,145
  Senior Vice President, Chief            1996    177,694      269,917        60,000           2,477
  Technology Officer and President,       1995    115,397      199,533        30,000             648
  Solectron California Corporation
Walter W. Wilson                          1997    268,268      314,609        20,000           3,110
  Senior Vice President and President,    1996    256,913      265,391        30,000           3,053
  Solectron Americas                      1995    177,323      308,668        20,000             880
Ken Tsai                                  1997    224,978      339,119        30,000             863
  Senior Vice President and President,    1996    155,767      303,224        30,000             755
  Solectron Asia                          1995    140,203      263,528        30,000             985
Susan Wang                                1997    249,990      276,841        24,000           2,832
  Senior Vice President, Chief            1996    207,691      227,071        30,000           2,795
  Financial Officer and Secretary         1995    169,243      231,757        20,000             665

---------------

(1) Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the Securities and Exchange Commission (the "SEC"); therefore, the Other Annual Compensation has not been included in this table.

(2) Adjusted to reflect two-for-one stock split effective August 4, 1997. The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.

(3) Amounts represent the Company's contributions to a 401(k) plan and the taxable benefit of premium payments under split dollar life insurance policies.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth, for the executive officers named in the Summary Compensation Table, the stock options granted under the Company's stock option plans and the options exercised by such executive officers during Fiscal 1997.

STOCK OPTION GRANTS IN FISCAL 1997

                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                        PERCENT OF                                        VALUE AT
                                           TOTAL                                   ASSUMED ANNUAL RATES OF
                                          OPTIONS                                        STOCK PRICE
                                        GRANTED TO                                    APPRECIATION FOR
                               OPTIONS   EMPLOYEES    EXERCISE OR                      OPTION TERM(2)
                               GRANTED   IN FISCAL     BASE PRICE    EXPIRATION    -----------------------
            NAME               (#)(1)      YEAR        ($/SHARE)        DATE        5%($)         10%($)
-----------------------------  ------   -----------   ------------   -----------   --------     ----------
Koichi Nishimura.............  70,000      2.07%         $23.94        9/25/03     $682,148     $1,589,694
Saeed Zohouri................  60,000      1.77%          23.94        9/25/03      584,698      1,362,595
Walter W. Wilson.............  20,000       .59%          23.94        9/25/03      194,899        454,198
Ken Tsai.....................  30,000       .89%          23.94        9/25/03      292,349        681,297
Susan Wang...................  24,000       .71%          23.94        9/25/03      233,879        545,038

---------------

(1) These options become exercisable as to one forty-eighth of the shares after each month from the date of grant.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven (7) year option term. Potential realizable value is shown net of exercise price. These amounts are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND YEAR-END VALUES

                                                          TOTAL NUMBER OF              VALUE OF UNEXERCISED,
                      SHARES                        UNEXERCISED OPTIONS HELD AT    IN-THE-MONEY OPTIONS HELD AT
                     ACQUIRED                           FISCAL YEAR END(#)             FISCAL YEAR END($)(2)
                        ON            VALUE        -----------------------------   -----------------------------
       NAME         EXERCISE(#)   REALIZED($)(1)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
------------------  -----------   --------------   -----------     -------------   -----------     -------------
Koichi
  Nishimura.......    160,000       $3,334,992        277,701          112,299     $ 7,907,320      $ 2,395,796
Saeed Zohouri.....     42,988          723,462         84,251           92,761       2,086,733        1,888,096
Walter W. Wilson..     40,000        1,012,500        139,375           50,625       3,696,325        1,168,673
Ken Tsai..........     20,000          288,750        159,984           70,016       4,185,536        1,615,088
Susan Wang........          0                0        180,289           53,711       5,020,200        1,224,048

---------------

(1) Fair market value of underlying securities at exercise minus the exercise price.

(2) Calculated based upon the August 29, 1997 fair market value share price of $41.88 less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee (the "Committee") of the Board of Directors is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's stock option plans. In Fiscal 1997, the members of the Committee were Messrs. Haughton and Sanders, both of whom are non-employee directors of the Company. The Committee meets at the beginning of each fiscal year to establish target base compensation levels for the Company's executive officers for the following fiscal year and to finalize bonuses for the previous fiscal year.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policies are designed to attract and retain qualified executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through bonuses and equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a large percentage of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

COMPENSATION PLANS

     The following are the key components of the Company's executive officer compensation:

     Base Compensation. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries. A majority of the companies used by the Committee in its review of salaries of other companies are a part of the H&Q Technology Index used in the "Performance Graph" below.

     Bonuses. The Company's executive bonus plan provides for incentive compensation to the Company's executive officers and other key employees and is determined cumulatively on a quarterly basis based principally on certain performance measures. The performance measures include worldwide corporate performance, site performance and individual performance. Worldwide and site performance are measured based on targets with respect to the Company's profit before taxes, inventory turns, days sales outstanding and return on assets. The Committee believes that these factors are indicative of overall corporate performance and stockholder value. Individual performance is measured based on goals related to each person's function within the organization. Employees accrue bonuses each quarter based on performance against year-to-date profit and asset utilization targets. However, only approximately 26% of such accrued bonuses vest and are payable quarterly. The remaining accrued bonus balances vest at the fiscal year end and are payable upon final determination of earned bonuses.

     Long-Term Incentive Compensation. The Company's Option Plan provides for long-term incentive compensation for employees of the Company, including executive officers. A significant portion of the total compensation package for the Company's executive officers is in the form of stock option awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The compensation for the Company's CEO for Fiscal 1997 was comprised of a base salary component and a bonus component. The Committee met at the beginning of Fiscal 1997 and reviewed CEO compensation for companies of comparable size and similar industries in order to establish a base salary for the Company's CEO. The Committee established a close tie between Company performance and CEO compensation by designating a large portion of total annual compensation as bonus. The Committee established corporate performance goals including profit before taxes, inventory turns, days sales outstanding and return on assets. At the beginning of Fiscal 1998, the Committee evaluated the Company's Fiscal 1997 performance in light of the goals established in the previous year. The Committee found that these corporate performance target levels had been met or exceeded and that in addition, the Company's CEO had exceeded his personal performance goals for strategic leadership, growth, increase in stockholder value and organizational and human resource development thereby entitling him to his full bonus payment.

MEMBERS OF THE COMPENSATION COMMITTEE

     Dr. Kenneth E. Haughton
     W. Ferrell Sanders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Kenneth E. Haughton nor W. Ferrell Sanders, the members of the Compensation Committee, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the S&P 500 Index and the H&Q Technology Index for the five fiscal years commencing August 31, 1992 and ending August 29, 1997, assuming an investment of $100 and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                            CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD               SOLECTRON                            H&Q TECHNOLOGY
      (FISCAL YEAR COVERED)             CORPORATION        S&P 500 INDEX           INDEX
8/92                                            100.00              100.00              100.00
8/93                                            169.50              115.19              135.30
8/94                                            244.00              121.54              157.77
8/95                                            284.00              147.58              269.28
8/96                                            299.00              175.17              271.29
8/97                                            670.00              246.51              433.48

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Susan Wang
                                          Secretary

Dated: December 5, 1997

PROXY                        SOLECTRON CORPORATION


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Koichi Nishimura and Susan Wang, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Solectron Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at The Sheraton San Jose, 1801 Barber Lane, Milpitas, California 95035 on Wednesday, January 14, 1998 at 9:00 a.m. Pacific Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated December 5, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's Annual Report for the year ended August 29, 1997.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 3.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

[X]  Please mark
     votes as in
     this example


--------------------------------------------------------------------------------


1.  ELECTION OF DIRECTORS    FOR ALL NOMINEES LISTED BELOW          [ ]   WITHHOLD                  [ ]
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW       AUTHORITY TO VOTE FOR ALL
                                                                          NOMINEES LISTED BELOW

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below)


--------------------------------------------------------------------------------

Koichi Nishimura, Ph.D., Winston H. Chen, Ph.D., Richard A. D'Amore, Charles A. Dickinson, Heinz Fridrich, Kenneth E. Haughton, Ph.D., Paul R. Low, Ph.D. and Osamu Yamada

2. PROPOSAL TO APPROVE AN AMENDMENT IN THE COMPANY'S CERTIFICATE OF INCORPORATION    FOR      AGAINST    ABSTAIN
   TO PERMIT STOCKHOLDERS OF THE COMPANY TO TAKE ACTION BY WRITTEN CONSENT
   IN LIEU OF A MEETING.                                                             [ ]      [ ]        [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS                    FOR      AGAINST    ABSTAIN
   THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR
   ENDING AUGUST 28, 1998.                                                           [ ]      [ ]        [ ]


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE         Signature: ________________Date ____________
URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO
THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.                       Signature: _______________ Date ____________